Exhibit 10.1
EMPLOYMENT CONTRACT AMENDMENT
     THIS EMPLOYMENT CONTRACT AMENDMENT (“Amendment”), dated as of the date signed below (the “Effective Date”) is made by and between WRIGHT MEDICAL TECHNOLOGY, INC., a corporation organized and existing under the laws of the State of Delaware with its principal place of business at 5677 Airline Road, Arlington, Tennessee 38002 (the “Company”), and GARY D. HENLEY (the “Executive”).
     WHEREAS, the Company believes it is in the best interest of shareholders, employees and customers to retain the services of the Executive for an additional approximate three (3) month period of time, and
WHEREAS, the Executive and Company desire to amend the Employment Agreement dated April 2, 2009 to extend its term by approximately three (3) months,
NOW THEREFORE, based on the foregoing, the following amendment to the Executive’s Employment Agreement dated April 2, 2009 is made:
Section 8.1 shall be amended to specify the Termination Date of the Employment Agreement will be June 30, 2012. All other provisions of the Employment Agreement will remain unchanged and in force for this extended period of time.
IN WITNESS WHEREOF, the parties executed this Extension as of the date below:
AGREED AND ACCEPTED

WRIGHT MEDICAL TECHNOLOGY, INC.			EXECUTIVE

By:	/s/: Thomas L. McAllister		/s/: Gary D. Henley

	Title:	Assistant Secretary	Gary D. Henley
	Date:	2 August 2010